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                                                                    Exhibit 4(c)


                      SECOND AMENDMENT TO CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of November 10, 2000 (the "Effective Date"), is entered into by and among MPW Industrial Services Group, Inc. ("MPW Group"), Aquatech Environmental, Inc., each of the other Subsidiaries of MPW Group listed on the Schedule of Subsidiary Borrowers attached hereto, the Lenders listed on the signature pages of this Amendment, Bank One, NA, as Administrative Agent and LC Issuer, and National City Bank, as Documentation Agent.

                             BACKGROUND INFORMATION

         A. Borrowers, Lenders, Administrative Agent, LC Issuer and Documentation Agent entered into a certain Credit Agreement, dated as of October 20, 1999, as amended by a certain First Amendment to Credit Agreement and Other Loan Documents, dated as of July 17, 2000 (the "First Amendment") (such credit agreement, as so amended, the "Agreement").

         B. Lenders extended a revolving line of credit loan (the "Revolving Loan") to Borrowers in the original maximum principal amount of $100 million pursuant to the Agreement.

         C. The Aggregate Commitment was reduced from the maximum principal amount of $100 million to the maximum principal amount of $70 million pursuant to the request of Borrowers set forth in a letter to Administrative Agent, dated August 30, 2000.

         D. Pursuant to the First Amendment, Lenders approved the entering into by Borrowers of a Recapitalization Agreement (the "Recapitalization Agreement") with certain investment partnerships affiliated with Robert W. Baird & Co. Incorporated ("BCP"), whereby Pentagon Technologies Group, Inc. ("PTG"), previously a Borrower under the Loan Documents, was merged with and into a newly formed subsidiary of BCP (the "Merger"), with PTG as the surviving corporation (PTG and the surviving corporation are hereinafter referred to as "Pentagon"). Pursuant to the Recapitalization Agreement and upon the consummation of the Merger, Pentagon's issued and outstanding shares of Common Stock, which were owned by MPW Management Services Corp., a subsidiary of MPW Group ("MSC"), were converted into shares of New Series A Preferred Stock and New Common Stock of Pentagon (the "New Shares"). Upon consummation of the Merger, Pentagon redeemed certain of the New Shares held by MSC (the "Redemption", and, collectively with the Merger and the transactions contemplated by the Recapitalization Agreement, the "Sale"), and after consummation of the Sale, MSC now owns certain shares of New Series A Preferred Stock and the New Common Stock of Pentagon, as described in the First Amendment.

         E. In connection with the Sale, Borrowers incurred and reported an extraordinary loss of $5,712,000 (the "Original Loss"), as shown in their quarterly financial statements for their fiscal quarter ended March 31, 2000. In calculating Consolidated EBIT in accordance with the terms of the Agreement, Consolidated Interest Expense and expense for taxes paid or accrued are added back to Consolidated Net Income, but extraordinary gains are not deducted from, and extraordinary losses



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are not added back to, Consolidated Net Income. Pursuant to the First Amendment,
Lenders approved that the Original Loss could be added back when calculating Consolidated EBIT.

         F. Borrowers have informed the Administrative Agent and Lenders that the actual extraordinary loss incurred in connection with the Sale exceeded the Original Loss by $1,535,000 (the "Additional Loss"). Borrowers have requested that the Additional Loss, as well as some other expenses, be added back when calculating Consolidated EBIT for purposes of calculating certain financial covenants set forth in the Agreement, and Lenders are willing to consent to such request, as well as other modifications to the Agreement, upon and subject to the terms and conditions set forth herein.

                                   PROVISIONS

         NOW, THEREFORE, in consideration of their mutual agreements hereunder and under the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Administrative Agent, Lenders, Documentation Agent and LC Issuer, hereby agree as follows:

         1. CAPITALIZED TERMS. Except as otherwise defined herein, the capitalized terms used herein shall have the same meanings as set forth in the Agreement.

         2. AMENDMENT AND MODIFICATION OF THE AGREEMENT, THE SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS. On the Effective Date:

                  (a) CAPITAL EXPENDITURES. The limitation on Capital Expenditures by Borrowers and their Subsidiaries set forth in the Agreement shall be reduced (x) from $15,000,000 to $12,000,000 with respect to fiscal year 2001, and (y) from $17,500,000 to $15,000,000 with respect to each fiscal year thereafter; and Section 6.16 of the Agreement shall be amended in its entirety to provide as follows:

                                    "6.16. CAPITAL EXPENDITURES. Each Borrower
                  will not, nor will it permit any Subsidiary to, expend, or be committed to expend, in excess of the following amounts for Capital Expenditures during any one fiscal year in the aggregate for Borrowers and their Subsidiaries: (i) $15,000,000 during fiscal year 2000; (ii) $12,000,000 during fiscal year 2001; and (iii) $15,000,000 during any fiscal year thereafter. "

                  (b) INTEREST COVERAGE RATIO. The ratio of Consolidated EBIT to Consolidated Interest Expense required to be maintained by Borrowers and their Subsidiaries as set forth in the Agreement shall be reduced from 2.5 to 1.0 to 2.1 to 1.0 for the fiscal quarters of Borrowers ending on September 30, 2000, December 31, 2000 and March 31, 2001; and
         Section 6.25.1 of the Agreement shall be amended in its entirety to provide as follows:


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                           "6.25.1. INTEREST COVERAGE RATIO. The Borrowers will
                  not permit the ratio, determined as of the end of each of their fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBIT to (ii) Consolidated Interest Expense to be less than (x) 2.1 to 1.0 for such fiscal quarters ending September 30, 2000, December 31, 2000, and March 31, 2001, and (y) 2.5 to 1.0 thereafter."

         3. CALCULATION OF INTEREST COVERAGE RATIO FINANCIAL COVENANT. Lenders hereby consent to allowing the following amounts, to the extent deducted in determining Consolidated Net Income for any fiscal quarter, to be added back to Consolidated EBIT for such fiscal quarter for the purpose of calculating the ratio of Consolidated EBIT to Consolidated Interest Expense in each case where the financial results for such fiscal quarter are included in determining Consolidated EBIT pursuant to Section 6.25.1 of the Agreement:

                  (i)      the Original Loss;

                  (ii)     the Additional Loss;

                  (iii) $560,000 in aggregate severance payments to former officers of Borrowers; and

                  (iv) $1,200,000 aggregate amount written off in accounts receivable owed by account debtors to MPW Filtration Management Services Corp.

         4. CALCULATION OF LEVERAGE RATIO FINANCIAL COVENANT. Lenders hereby consent to allowing the amount of the Original Loss and the Additional Loss, to the extent deducted in determining Consolidated Net Income for any fiscal quarter, to be added back to Consolidated EBIT for such fiscal quarter for the purpose of calculating the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA in each case where the financial results for such fiscal quarter are included in determining Consolidated EBITDA pursuant to Section
6.25.2 of the Agreement.

         5. APPLICABLE MARGIN. From the Effective Date until the date the Applicable Margin may be adjusted pursuant to the Agreement with respect to financial information for the fiscal quarter of Borrowers ending March 31, 2001, the Applicable Margin and the Applicable Fee Rate shall not be less than the Applicable Margin and the Applicable Fee Rate applicable to Level Status IV as set forth in the Pricing Schedule.

         6. CONDITIONS TO LENDER'S OBLIGATIONS. The obligations of Administrative Agent, on behalf of Lenders, to enter into this Amendment, and for Lenders to be bound by the terms hereof, are subject to the satisfaction of the following conditions precedent:

                  (a) DELIVERY OF DOCUMENTS. On or prior to the date of this Amendment, Administrative Agent shall have received the following:

                           (i) a copy of the resolutions (in form and substance
                  satisfactory to Lender) of the board of directors of each Borrower authorizing (A) the execution,


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                  delivery and performance of this Amendment and all other
                  documents in connection herewith or therewith, as applicable, and (B) the consummation of the transactions contemplated hereby and thereby, certified by the secretary or an assistant secretary (or other appropriate representative) of each Borrower. Each such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date hereof; and

                           (ii) such other certificates, documents and other
                  items as Administrative Agent, in its reasonable discretion, deems necessary or desirable.

                  (b) Borrowers shall pay to Administrative Agent, for the ratable benefit of Lenders, an amendment fee in the amount of $105,000.

                  (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Borrowers in this Amendment shall be true and correct in all material respects as of the date of this Amendment.

         7. EXHIBITS AND SCHEDULES. Each Borrower confirms and warrants that the information set forth in all schedules and exhibits to the Agreement is true, accurate and complete as of the date hereof.

         8. TRUTH OF REPRESENTATIONS AND WARRANTIES; NO DEFAULTS. Each Borrower hereby represents and warrants to Lenders and Administrative Agent that the following are true and correct as of the date of this Amendment:

                  (a) the representations and warranties of each Borrower contained in the Agreement are true and correct on and as of the date of this Amendment as if made on and as of such date, unless stated to relate to a specific earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date;

                  (b) all financial statements and information of Borrowers provided to Administrative Agent and Lenders are true, accurate and complete in all material respects as of the date of, and for the periods covered by, such financial statements and information;

                  (c) neither this Amendment nor any other document, certificate or written statement furnished to Administrative Agent and/or Lenders or to special counsel to Administrative Agent by or on behalf of any Borrower in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading;

                  (d) each Borrower has full power and authority (i) to execute, deliver and perform this Amendment, and (ii) to incur the obligations provided for herein and therein, all of which have been duly authorized by all necessary and proper action by each Borrower;


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                  (e) no consent, waiver or authorization of, or filing with, any person, entity or governmental authority is required to be made or obtained by any Borrower in connection with the execution, delivery, performance, validity or enforceability of this Amendment;

                  (f) this Amendment constitutes the legal, valid and binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms;

                  (g) no Unmatured Default nor Default has occurred and is continuing; and

                  (h) the execution and delivery by Borrowers of this Amendment and the performance by Borrowers of this Amendment: (i) do not and will not violate any law or regulation; (ii) do not and will not violate any order, decree or judgment by which any Borrower is bound; (iii) do not and will not violate or conflict with, result in a breach of or constitute (with notice, lapse of time, or otherwise) a default under any material agreement, mortgage, indenture or other contractual obligation to which any Borrower is a party, or by which any Borrower's properties are bound; or (iv) do not and will not result in the creation or imposition of any lien upon any property or assets of any Borrower.

         9. REAFFIRMATION OF LIABILITY. Each Borrower hereby reaffirms its liability to Lender under the Agreement, the Security Agreement, the Notes, the other Loan Documents and all other agreements and instruments executed by Borrowers for the benefit of Administrative Agent, Lenders, LC Issuer or Documentation Agent in connection with the Agreement (collectively, the "Bank Documents"). Without limiting the generality of the foregoing, each Borrower reaffirms all of its payment obligations, including with respect to the Revolving Loan under the Agreement and the Notes and with respect to the Facility LCs. In addition, each Borrower agrees that Administrative Agent, each Lender, LC Issuer and Documentation Agent have performed all of their obligations under the Bank Documents and that none of Administrative Agent, any Lender, LC Issuer or Documentation Agent is in default under any obligation any of them has or ever did have to any Borrower under the Bank Documents or any other agreement.

         10. EFFECTIVENESS OF AMENDMENT. All of the terms, covenants and conditions of, and the obligations of Borrowers under, the Bank Documents shall remain in full force and effect as amended hereby.

         11. PRESERVATION OF EXISTING SECURITY INTERESTS. Each mortgage, security interest, pledge, assignment, lien or other conveyance or encumbrance of any right, title, or interest in any property of any kind delivered to Administrative Agent for the benefit of Lenders at any time by any Borrower or any other Person in connection with the Bank Documents or to secure the performance of the obligations of Borrowers under the Bank Documents, including pursuant to the Security Agreement, shall remain in full force and effect following the execution of this Amendment.

         12. APPLICABLE LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be construed in accordance with the laws of such state.


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         13. SEVERABILITY. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         14. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15. AMENDMENTS AND SUPPLEMENTS. This Amendment may not be amended or supplemented except by an instrument in writing executed by Borrowers and Agent.

         16. COVENANTS TO SURVIVE, BINDING AGREEMENT. This Amendment shall be binding upon and inure to the benefit of Borrowers, Lenders, Administrative Agent, LC Issuer and Documentation Agent and their respective successors or assigns; provided, however, that Borrowers may not assign or otherwise dispose of any of their rights or obligations hereunder.

         17. ENTIRE AGREEMENT. This Amendment embodies the entire agreement and understanding among Borrowers, Administrative Agent, Lenders, Documentation Agent and LC Issuer relating to, and supersedes all prior agreements and understandings among Borrowers, Administrative Agent, Lenders, Documentation Agent and LC Issuer relating to, the subject matter hereof.

         18. HEADINGS. The headings of the sections of this Amendment are for convenience only and shall not affect the meaning or interpretation of this Amendment.

         19. INTERPRETATION. This Amendment is to be deemed to have been prepared jointly by the parties hereto, and any uncertainty or ambiguity existing herein shall not be interpreted against any party but shall be interpreted according to the rules for the interpretation of arm's length agreements.

         20. WAIVER OF JURY TRIAL. EACH BORROWER, ADMINISTRATIVE AGENT, DOCUMENTATION AGENT, LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.



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         IN WITNESS WHEREOF, the parties hereto have made this Amendment effective as of the day and year first above written.

                                       BORROWERS:

                                       MPW Industrial Services Group, Inc.


                                       By: /s/ Ira O. Kane
                                          ------------------------------------
                                          Ira O. Kane, President and Chief
                                                Operating Officer

                                       Aquatech Environmental, Inc.


                                       By: /s/ Peter G. Schumacher
                                          ------------------------------------
                                          Peter G. Schumacher, Vice President
                                                and Treasurer

                                       Each of the Other Borrowers Listed
                                       on the Schedule of Subsidiary Borrowers

                                       By: /s/ Ira O. Kane
                                          ------------------------------------
                                          Ira O. Kane, President and Chief
                                                Operating Officer

 [Signatures of Lenders, Administrative Agent, LC Issuer and Documentation Agent
                          Continued on Following Pages]




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                                       BANK ONE, NA,
                                       as a Lender and as Administrative Agent
                                       and LC Issuer


                                       By: /s/ Thomas E. Redmond
                                          ------------------------------------

                                       Name: Thomas E. Redmond
                                            ----------------------------------

                                       Title: Managing Director
                                             ---------------------------------




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                                       NATIONAL CITY BANK,
                                       as a Lender and as Documentation Agent

                                       By: /s/ Brian T. Strayton
                                          --------------------------------------

                                       Name: Brian T. Strayton
                                            ------------------------------------

                                       Title: Vice President
                                             -----------------------------------




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                                       LASALLE BANK NATIONAL ASSOCIATION


                                       By: /s/ Bijon Talaie
                                          -----------------------------------

                                       Name: Bijon Talaie
                                            ---------------------------------


                                       Title: Assistant Vice President
                                             --------------------------------



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                                       SUNTRUST BANK


                                       By: /s/ Stephen L. Leister
                                          ----------------------------------

                                       Name: Stephen L. Leister
                                            --------------------------------

                                       Title: Vice President
                                             -------------------------------



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                        SCHEDULE OF SUBSIDIARY BORROWERS

MPW Industrial Services, Inc.
MPW Management Services Corp.
MPW Filtration Management Services Corp.
MPW Industrial Water Services, Inc.
MPW Container Management Corp.
MPW Container Management Corp. of Michigan
ESI International, Inc.
ESI-North Limited
Gauthier Enterprises, Inc.
MPW Industrial Services of Indiana, LLC
MPW Industrial Cleaning Corp.




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                       CONSENT AND AGREEMENT OF GUARANTORS

         Each of the undersigned, MPW Industrial Services, Ltd. and MPW Industrial, Sociedad de Responsibilidad Limitada de Capital Variable (the "Guarantors"), being a guarantor pursuant to the Subsidiary Guaranty dated as of October 20, 1999 in favor of Lenders (the "Guaranty") whereby each of Guarantors has guaranteed the payment and performance of Borrowers' obligations and indebtedness owed to Lenders, joins in the execution of this Amendment and hereby consents and agrees to the terms, conditions, execution and performance of the this Amendment. Each of Guarantors has read and understands all terms and provisions of the Guaranty, the Bank Documents and this Amendment, and agrees that all of the terms, covenants and conditions of, and the obligations of each of Guarantors under, the Guaranty shall continue in full force and effect and be binding upon Guarantors.

         Each of Guarantors represents and warrants that all representations and warranties contained in the Guaranty are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of this date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         Each of Guarantors hereby reaffirms its liability to Lenders under the Guaranty and all other agreements and instruments executed by each of Guarantors for the benefit of Lenders in connection therewith. Each of Guarantors agrees that Administrative Agent, each Lender, LC Issuer and Documentation Agent have performed all of their obligations under the Bank Documents and that none of Administrative Agent, any Lender, LC Issuer or Documentation Agent is in default under any obligation any of them has or ever did have to either of Guarantors under the Guaranty or the other Bank Documents or any other agreement.

         Each of Guarantors acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, each of Guarantors is not required by the terms of the Guaranty or any other Bank Document to consent to the terms of this Amendment, and (ii) nothing in the Guaranty, this Amendment or any other Bank Document shall require, or be deemed to require, the consent of either of Guarantors to any future amendments to any Bank Document.

GUARANTOR:                          GUARANTOR:

MPW Industrial Services, Ltd.       MPW Industrial, Sociedad de
                                    Responsibilidad Limitada de Capital Variable
By: /s/ Ira O. Kane
   ---------------------------------
    Ira O. Kane, President and Chief
    Operating Officer               By: /s/ Ira O. Kane
                                       ---------------------------------
                                        Ira O. Kane, President and Chief
                                        Operating Officer


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